UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502	19004
Bala Cynwyd, PA (Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 5, 2023, the Filing Agent for Radius Global Infrastructure Inc. (the “Company”) mistakenly filed with the Securities and Exchange Commission (the “SEC”), and the SEC accepted, a draft proxy statement as the definitive proxy statement on Schedule 14A (Accession No. 0001104659-23-056636) (the “Unauthorized Definitive Proxy Statement”) in connection with the pending acquisition of the Company by EQT Partners Inc. and the Public Sector Investment Board through certain of their controlled affiliates. The filing of the Unauthorized Definitive Proxy Statement was not approved by the Company or the Company’s outside counsel and should be disregarded. The Company will subsequently file with the SEC a correct definitive proxy statement (the “Authorized Definitive Proxy Statement”). For information relating to the pending transaction, please refer to the Authorized Definitive Proxy Statement once available and other relevant materials (other than the Unauthorized Definitive Proxy Statement) that the Company has filed and may file with the SEC in connection with the pending transaction.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transaction, the Company has filed with the SEC a preliminary proxy statement on Schedule 14A and will file with the SEC the Authorized Definitive Proxy Statement. Promptly after filing the Authorizing Definitive Proxy Statement with the SEC, the Company intends to mail the Authorized Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. The proxy statement and other documents (when available) can also be obtained free of charge from the Company by directing a request to the Company's Investor Relations at investorrelations@radiusglobal.com or by calling 1-484-278-2667.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2023 annual meeting of stockholders on Schedule 14A filed with the SEC on April 28, 2023, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: May 8, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer